UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2009

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana	001-15601	35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive

Warsaw, Indiana 46582

(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2009, John Saer retired from the Board of Directors and from the Audit Committee of the Board of Directors of Biomet, Inc. (the “Company”). Effective on October 16, 2009, the Board of Directors elected Stephen Ko as a director to serve out Mr. Saer’s term. Mr. Ko was also appointed to the Audit Committee of the Board. Mr. Ko is a Director at Kohlberg Kravis Roberts & Co. (“KKR”), one of the four investment firms that collectively and indirectly, through their affiliation with various private equity funds that control LVB Acquisition Holding, LLC, control our parent entity, LVB Acquisition, Inc. Pursuant to the Amended and Restated Limited Liability Company Operating Agreement of LVB Acquisition Holding, LLC, KKR has the right to nominate two directors to our Board of Directors. Mr. Saer had been previously designated by KKR to serve on our Board of Directors and KKR has notified the Company that it is designating Mr. Ko to fill the vacancy resulting from Mr. Saer’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2009

BIOMET, INC.

/s/ Bradley J. Tandy
By:	Bradley J. Tandy
Its:	Senior Vice President, General
Counsel and Secretary